Summit Midstream Partners, LP 1790 Hughes Landing Boulevard, Suite 500 Houston, Texas 77380

Summit Midstream Partners, LP Announces
Relocation of Headquarters to The Woodlands, Texas

The Woodlands, Texas (January 5, 2015) - Summit Midstream Partners, LP (NYSE: SMLP) announced today that it has relocated its corporate headquarters from Dallas, TX to The Woodlands, TX. The decision to move the Company’s headquarters was made in order to centralize many of its corporate functions, including its engineering, business development, enterprise technology, HSE, and operational control teams. In addition, management expects to use this location to further capitalize on the deep pool of talented energy professionals that live and work in The Woodlands and the greater Houston area. The greater access to talent will be critical as SMLP and Summit Investments execute on a multi-billion dollar build-out of energy infrastructure in the Northeast and the Rockies.
SMLP’s new headquarters are located at 1790 Hughes Landing Boulevard, Suite 500, The Woodlands, TX 77380.
About Summit Midstream Partners, LP
SMLP is a growth-oriented limited partnership focused on developing, owning and operating midstream energy infrastructure assets that are strategically located in the core producing areas of unconventional resource basins, primarily shale formations, in North America. SMLP currently provides natural gas gathering, treating and processing services pursuant to primarily long-term and fee-based natural gas gathering and processing agreements with customers and counterparties in four unconventional resource basins: (i) the Appalachian Basin, which includes the Marcellus Shale formation in northern West Virginia; (ii) the Williston Basin, which includes the Bakken and Three Forks shale formations in northwestern North Dakota; (iii) the Fort Worth Basin, which includes the Barnett Shale formation in north-central Texas; and (iv) the Piceance Basin, which includes the Mesaverde formation as well as the Mancos and Niobrara shale formations in western Colorado and eastern Utah. SMLP owns and operates more than 2,300 miles of pipeline and approximately 250,000 horsepower of compression. SMLP is headquartered in The Woodlands, TX with regional corporate offices in Denver, CO and Atlanta, GA.
About Summit Midstream Partners, LLC
Summit Midstream Partners, LLC (“Summit Investments”) indirectly owns a 49.5% limited partner interest in SMLP and indirectly owns and controls the general partner of SMLP, Summit Midstream GP, LLC, which has sole responsibility for conducting the business and managing the operations of SMLP. Summit Investments owns, operates and is developing various crude oil, natural gas, and water-related midstream energy infrastructure assets in the Bakken Shale in North Dakota, the DJ Niobrara Shale in Colorado, and the Utica Shale in Ohio. Summit Investments is also developing natural gas gathering and condensate stabilization infrastructure in the Utica Shale in southeastern Ohio under a joint venture agreement with affiliates of MarkWest Energy Partners, L.P. and The Energy & Minerals Group. Summit Investments is a privately held company owned by members of management and funds controlled by Energy Capital Partners II, LLC, and certain of its affiliates.
Forward-Looking Statements
This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause SMLP’s actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting SMLP is contained in its 2013 Annual Report on Form 10-K as updated and superseded by our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2014 and as amended and updated from time to time. Any forward-looking statements in this press release are made as of the date of this press release and SMLP undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.
Contact: Marc Stratton, Vice President and Treasurer, 214-242-1966, ir@summitmidstream.com
SOURCE: Summit Midstream Partners, LP

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